UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2010

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.  Item 8.01. Other Events.

The Compensation, Management Development and Succession Committee (the “CMDS Committee”) of the Board of Directors of Morgan Stanley (the “Company”), in response to shareholder input and in light of the environment in which the Company is operating, has fundamentally restructured year-end compensation for the Company’s employees – instituting a strengthened clawback provision, creating at-risk performance units tied to three-year performance for senior executives, increasing deferred compensation and reducing cash bonuses.

For 2009, Chairman and former CEO John J. Mack recommended to the CMDS Committee that he receive no year-end bonus, given the unique operating environment and government support for the industry this past year.  Mr. Mack also received no year-end compensation for 2008 and 2007.  CEO James P. Gorman recommended to the CMDS Committee that he be paid no cash bonus for 2009, and the CMDS Committee decided that any 2009 year-end award for Mr. Gorman would be paid only in deferred compensation.  Mr. Gorman received no year-end compensation for 2008.  The CMDS Committee also decided to substantially increase the share of compensation that is deferred – with Operating Committee members receiving approximately 75 percent of year-end pay in deferred compensation.

As a result of the structural changes the CMDS Committee has made to Morgan Stanley’s compensation program, year-end compensation for senior executives for 2009, except as noted below for our CEO, is comprised of four components – with a significant portion of total compensation at-risk and tied to long-term Company performance:

•
At-Risk Performance Stock Units: For 2009, the Company for the first time is granting senior executives “at risk” performance stock units that only deliver value if the Company, after three years, meets specific performance targets, including return on average common equity levels over the three-year period along with relative stock price performance over the same period.  This performance-based stock unit program is discussed in further detail below.

•
Equity Vesting Over Three Years Subject to Market Risk: The Company is granting equity awards that convert over three years and are subject to market risk.  These awards ensure that the interests of senior executives are directly aligned with shareholder interests, and the Company’s senior executives are required to retain 75 percent of their equity awards over time.

•
At-Risk Deferred Cash Subject to Clawback: Morgan Stanley was the first major U.S. bank to institute a clawback provision for a portion of year-end compensation in 2008. This year, the Company strengthened that clawback so that it can reclaim compensation for up to three years after it is awarded if the Company realizes losses on certain trading positions, investments or holdings.

•
Cash Bonuses:  As a result of the changes described above, the cash portion of year-end compensation paid to senior executives will represent a substantially smaller share than in past years.  As noted, Mr. Gorman did not receive any cash bonus for 2009.

“At-Risk” Performance-Based Stock Unit Program

The CMDS Committee, in response to shareholder feedback, has approved an at-risk performance-based stock unit program under the Company’s 2007 Equity Incentive Compensation Plan (the “2007 EICP”) in order to tie executive compensation even more closely to the Company’s long-term financial performance.  Under this program, performance stock units will vest and convert to shares of Company common stock in 2013 only if the Company satisfies predetermined performance goals over the next three years.  Participants will receive no portion of the award if the performance targets are not met.  Any shares received upon conversion of these performance stock units will be subject to the 75% stock ownership commitment for senior executives.  These at-risk performance stock units will be awarded to the Company’s named executive officers listed below, our current Chief Executive Officer and Chief Financial Officer (collectively, the “Officers”), but not to the Chairman of the Board, John J. Mack, who received no year-end compensation for 2009.

The purpose of this grant is to further reinforce the Officers’ accountability for the Company’s future financial and strategic goals by tying a greater portion of compensation directly to certain of the Company’s core financial metrics – return on equity and total shareholder return.  A portion of the Officers’ 2009 above-base compensation was paid with these at-risk performance stock units.  In the event that the Company does not achieve the specified minimum performance levels under the award, the Officer will forfeit his or her entire award.

The following target number of at-risk performance stock units, rounded down to the nearest whole share, were awarded to the executive officers reflected below:

Executive Officer	Target Number
Mr. Gorman	97,295
Ms. Porat	82,460
Mr. Kelleher	80,520
Mr. Chammah	96,861
Mr. Lynch	46,563
Mr. Nides	56,737

The award is at risk and the Officer will not earn any portion of the award if the Company does not achieve specified minimum performance levels during the three-year performance period beginning on January 1, 2010 and ending on December 31, 2012 (the “Performance Period”).  Further, if the Company exceeds the target performance hurdles, the Officer can potentially earn an award with a number of units in excess of the target number, as described below.  Under the terms of the grant, the number of at-risk performance stock units that will actually vest and convert to shares will be based on the extent to which the Company achieves the specified performance goals during the Performance Period (subject to the other terms and conditions of the award), as described below.  The CMDS Committee must certify the extent to which the performance goals are achieved before the Officer can earn all or a portion of the award.

One-half of the award will be earned based on the Company’s return on average common shareholders’ equity, excluding the impact of debt valuation adjustments – representing the change in fair value of certain short-term and long-term borrowings, including structured notes and subordinated debentures, accounted for under the fair value option, that is included in net income and is attributable to changes in the Company’s own debt-related credit spreads – (“Average ROE”) during the Performance Period, as follows (based on the number of stock units granted with respect to this portion of the award):

MS 3 Year Average ROE	Multiplier
18% or more	2.00
12%	1.00
7.5%	0.25
less than 7.5%	0

*
If return on average common shareholders’ equity is between two of the thresholds noted above, the number of performance stock units that will vest and convert to shares will be obtained by straight line interpolation between the two points.

One half of the award will be earned based on the Company’s total shareholder return (“TSR”) relative to the TSR of the members of the comparison group consisting of Bank of America, Barclays, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, JPMorgan Chase, UBS and Wells Fargo (the “Comparison Group”).  The number of at-risk performance stock units earned based on this measure will be determined in accordance with the following grid (based on the number of stock units granted with respect to this portion of the award):

MS TSR Rank	Multiplier
1	2.00
2	1.75
3	1.50
4	1.25
5	1.00
6	0.75
7	0.50
8	0.25
9	0.00
10	0.00

Except as described below, the at-risk performance stock units will not vest and convert until following the end of the Performance Period and then, only to the extent the foregoing performance measures are satisfied.  To the extent the Officer voluntarily terminates from the Company prior to January 1, 2013 (the scheduled vesting date), other than due to full career retirement, none of the units will vest and the entire award will be forfeited.  In certain instances of a termination of the Officer’s employment prior to January 1, 2013, including due to: (i) full career retirement (defined in a similar manner as for purposes of the Officer’s 2009 year-end equity awards), if the Officer, other than the CEO if he resigns for good reason (as defined in his award certificate), does not engage in competitive activity, (ii) involuntary termination not involving a cancellation event or (iii) a disability, a pro rata portion of the at-risk performance stock units will vest and convert to shares following the conclusion of the Performance Period once the CMDS Committee certifies to the performance.  If an Officer’s employment terminates due to full career retirement during the second half of the Performance Period (and the Officer, other than the CEO if he resigns for good reason, does not engage in competitive activity), the full award will vest and convert to shares following the conclusion of the Performance Period once the CMDS Committee certifies to the performance.  In the event of a change in control of the Company, performance will be measured through the last day of the Company’s quarter preceding the change in control.  The at-risk performance stock units remain subject to cancellation upon certain events until conversion. The awards will receive dividend equivalents in cash which will accumulate and pay out, if at all, when the underlying shares are paid to the Officers.  Further, in the event the CMDS Committee later determines that all or a portion of the shares earned under the award was based on materially inaccurate financial statements, then such number of shares (or cash equivalent if the shares were transferred) shall be subject to clawback by the Company.

The CMDS Committee also approved a new base salary for our newly elected Chief Financial Officer, Ruth Porat, of $750,000, consistent with the Company’s Operating Committee members, other than the CEO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	January 22, 2010	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary